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                                                                    EXHIBIT 23.1


                          CONSENT OF ERNST & YOUNG LLP

         We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 26, 1999 for Richmont Marketing Specialists Inc.; March 25, 1998 for Atlas Marketing Company, Inc.; and March 7, 1997 for Bromar Inc. and Subsidiaries, in the Registration Statement (Form S-4 No. 333-74261) and related Prospectus of Richmont Marketing Specialists Inc. for the registration of $100,000,000 10 1/8% Senior Subordinated Notes Due 2007.



                                                               ERNST & YOUNG LLP


Dallas, Texas
April 16, 1999